UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2016

Voltari Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-55419	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 W. 26th Street

Suite 415

New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2016, the board of directors (the “Board”) of Voltari Corporation (the “Company”) appointed Andreea Paraschivoiu, age 36, as the Chief Financial Officer of the Company. Ms. Paraschivoiu will commence employment on or about May 9, 2016, and will initially be employed on a part-time basis until July 1, 2016, at which time she will transition to full-time employment.

Since September 2011, Ms. Paraschivoiu has worked with RealFoundations, a consulting services company focused on the real estate and construction industries, where she provided management consulting services to real estate investment managers, including pension funds and REITs. From June 2004 through November 2009, Ms. Paraschivoiu was a Director of Finance at AIG Global Real Estate Investment Corp., where she was responsible for overseeing investment accounting for a majority of the company’s direct real estate investments. Prior to that, Ms. Paraschivoiu was an auditor with Deloitte & Touché LLP and Arthur Andersen LLP. Ms. Paraschivoiu earned a Bachelor of Science in Finance and Accounting from New York University Stern School of Business in 2001, and a Master of Science in Real Estate Development from Columbia University in 2011.

In connection with Ms. Paraschivoiu’s appointment, Ms. Paraschivoiu and the Company entered into an employment offer letter (the “Offer Letter”). Under the terms of the Offer Letter, Ms. Paraschivoiu is entitled to an annualized base salary of $200,000. Ms. Paraschivoiu’s salary will be reduced proportionately to her time worked while she is working part-time. Under the terms of the Offer Letter, Ms. Paraschivoiu is eligible to receive a bonus, as determined by the Company’s Board of Directors in their sole and absolute discretion. Additionally, Ms. Paraschivoiu is subject to non-disclosure, confidentiality and non-disparagement covenants.

The foregoing descriptions of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the text of the Offer Letter, a copy of which is attached to this report as Exhibits 10.1, and is incorporated herein in its entirety by reference.

There are no arrangements or understandings between Ms. Paraschivoiu and any other persons pursuant to which she was selected as an officer and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter by and between Voltari Corporation and Andreea Parschivoiu, dated April 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

Date: May 5, 2016	By:	/s/ Kenneth Goldmann
Kenneth Goldmann Chief Administrative and Accounting Officer